UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2011 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 17, 2011, U.S. Geothermal Inc. (the “Company”), announced the signing of a Repair Services Agreement (“RSA”) between its wholly owned subsidiary US Geothermal Services (“USG Services”) and Raft River Energy I LLC (“Raft River LLC”) for the repair of RRG-2 and RRG-7, two production wells at Unit 1 of the Raft River project.

Under the terms of the RSA, USG Services will fund and manage the repairs with a budget of up to $1.65 million. The cost of the repairs will be repaid by Raft River LLC from future project cash flow. A quarterly fee of 12.75 percent of the actual repair cost incurred during the quarter will be paid to USG Services. Raft River LLC will also pay to USG Services annual interest of 12 percent on the outstanding balance of the repair cost.

Production well RRG-2 was shut down in June 2010 after a pump failure. Production well RRG-7 has a leak in a cement seal that failed where two steel casing sections overlap, allowing cooler geothermal fluid to enter the well bore. The flowing production temperature in RRG-7 has declined from 299°F to 240°F over the past two years. A pump rig was mobilized to the Raft River site on May 16 and began working on well RRG-2. If the repair program is completed successfully, the Company expects the annual average output of the plant to increase approximately 25% from a current level of approximately 8 megawatts annual average to approximately 10 megawatts.

In addition to the well repairs, a flow stimulation technique called deflagration will be applied to wells RRG-2 and RRG-7 which may increase fluid flow from the known production zones. Deflagration has been used successfully in geothermal wells that contain productive zones that have been damaged by drilling mud or drill cuttings during drilling operations, with demonstrated increases in well permeability of up to 50 percent. If successful, additional power generation may be realized from the well stimulation program.

The information provided in this report may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. These statements are based on U.S. Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described, including but not limited to, the results from the well repairs and deflagration at Raft River. Readers are cautioned to review the risk factors identified by the company in its Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 19, 2011	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer